                                                                    Exhibit 99.8


                                SUPPLY AGREEMENT


         THIS SUPPLY AGREEMENT ("Agreement") dated as of October 11, 1999, by and among The UniMark Group, Inc., a Texas corporation ("UniMark") and Les Produits Deli-Bon, Inc., a Quebec corporation (the "Deli-Bon").

                                   WITNESSETH:

         WHEREAS, UniMark produces those certain raw materials and finished goods as identified on Exhibit A hereto (collectively, the "Products"); and

         WHEREAS, Deli-Bon desires to purchase the Products from UniMark;

         WHEREAS, UniMark is willing to sell the Products to Deli-Bon in accordance with and subject to the terms and conditions hereinafter set forth;

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged;

         IT IS AGREED:

         1.       AGREEMENT TO SUPPLY; TERMS OF PURCHASE

         UniMark hereby agrees to sell to Deli-Bon the respective Products for such prices as identified on Exhibit A hereto. The purchase price shall be "FOB McAllen, Texas" and payment shall be due within net 21 days.

         2.       TERM

         The term of this Agreement shall be until December 31, 2000.

         3.       SEVERABILITY

         If any part of this Agreement for any reason be declared invalid, such declaration shall not affect the validity of the remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would exercise the remaining portion of this Agreement without including therein any such part, parts or portions that may, for any reason, be hereafter declared invalid.

         4.       GOVERNING LAW

         This Agreement shall be interpreted and construed in accordance with and shall be governed by the laws of the State of Texas.

         5.       TERMINATION

         In the event Deli-Bon shall breach or fail to perform any of the terms or conditions of this Agreement, and provided that such breach or non-performance is not cured within such thirty (30) days then, UniMark may terminate this Agreement thirty (30) days after written notice of the nature of such breach or non-performance is delivered to the defaulting party.

         6.       DISPUTES BETWEEN PARTIES

         All controversies that may arise between the parties hereto including, but not limited to, those arising out of or related to this Agreement, shall be determined by binding arbitration applying the laws of the State of Texas. Any arbitration pursuant to this Agreement must be submitted to the British Columbia International Commercial Arbitration Centre (the Vancouver Centre for Commercial Disputes) in Vancouver, Canada for binding arbitration, to the exclusion of courts of law, in accordance with its arbitration rules. The parties hereto have required that any arbitration proceeding be conducted in the English language. Les parties ont requis que tous l'arbitrage soient en langue anglaise. The arbitration shall be final and binding upon all the parties (so long as the award was not procured by corruption, fraud nor undue means), and the arbitrators award shall not be required to include factual findings or legal reasoning.

         7.       TITLES NOT LIMITING

         Titles to paragraphs of this Agreement are for the purpose of information and guidance only, are not part of this Agreement, and shall in no way be deemed to limit the effect of any language to which they relate.

         8.       INTEGRATION OF AGREEMENT

         This Agreement constitutes the entire agreement between the parties and supersedes all prior negotiations, understandings and agreements, if any, between the parties. This Agreement may not be amended or modified orally but may be amended or modified only by written instrument signed by the parties hereto.

         9.       SUCCESSION

         All rights of the parties under this Agreement shall accrue to the benefit of their successors and assigns.

         10.      CONSENT TO ASSIGNMENT

         Deli-Bon must obtain the prior written consent of UniMark before assigning any of its rights, title or interest under this Agreement. Any assignment without such prior written consent shall be null and void.


         IN WITNESS WHEREOF, this Agreement has been duly executed in duplicate by a duly authorized officer of the parties hereto.



                                        THE UNIMARK GROUP, INC.,
                                        A Texas corporation


                                        By: /s/ Soren Bjorn
                                           -------------------------------------
                                                Soren Bjorn
                                                Chief Executive Officer,
                                                President and Secretary

                                        Address:    P.O. Box 229
                                                    Bartonville, Texas 76226

                                        Telecopy No.: (817) 491-1272

                                        Attention:  Soren Bjorn

                                        DELI-BON:


                                        /s/ Francois Gravil
                                        ----------------------------------------
                                        By:  Francois Gravil
                                        Title: President

                                        Telecopy No.: (418) 842-8926